Filed Pursuant to Rule 424(b)(3)
Registration No. 333-188137

PROSPECTUS SUPPLEMENT
TO THE PROSPECTUS DATED JUNE 6, 2013

First Security Group, Inc.
___________________________
This Prospectus Supplement updates, amends and supplements our Prospectus dated June 6, 2013.
We have attached to this Prospectus Supplement:

•	the Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 13, 2013.
The attached information updates, amends and supplements our Prospectus dated June 6, 2013.
This Prospectus Supplement should be read in conjunction with the Prospectus. To the extent information in this Prospectus Supplement differs from, updates or conflicts with information contained in the Prospectus, the information in this Prospectus Supplement is the more current information.
Investing in our common stock involves risk. You should carefully consider all of the information set forth in the Prospectus dated June 6, 2013, including the “Risk Factors” beginning on page 4 of the Prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into the Prospectus.
None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 18, 2013.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 13, 2013

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

A copy of First Security's press release summarizing its financial results for the third quarter of 2013 is attached as Exhibit 99.1. Summarized financial highlights and consolidated financial statements are attached as Exhibit 99.2 and 99.3, respectively. The publication date of the press release is November 13, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Third Quarter 2013 Earnings Release dated November 13, 2013. [1]
99.2	Financial Highlights [1]
99.3	Consolidated Balance Sheet and Consolidated Statement of Operations [1]
[1] The information provided in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    November 13, 2013

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Third Quarter 2013 Earnings Release dated November 13, 2013.
99.2	Financial Highlights
99.3	Consolidated Balance Sheet as of September 30, 2013 and Statement of Operations for the three and nine months ended September 30, 2013